UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 6, 2017

BTCS Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-55141	90-1096644
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9466 Georgia Avenue #124 Silver Spring, MD	20901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (202) 430-6576

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.

Item 8.01	Other Events.

On September 6, 2017, BTSC Inc. (the “Company”) signed a non-binding term sheet (the “Term Sheet”) with one of the four investors in the Company’s May 2017 Series C Convertible Preferred Stock financing (the “May Financing”). In accordance with the Term Sheet, the Company shall raise a minimum of $1,000,000 and a maximum of $1,500,000 from the sale of Series C-1 Convertible Preferred Stock (the “Series C-1”). The Series C-1 will be convertible at $0.085 per share and carry 100% warrant coverage with five-year warrants exercisable at $0.135 per share. This lead investor agreed to invest $250,000 in the Series C-1 financing.

Key conditions to the Term Sheet are that each investor in the May Financing waive various investor friendly covenants and agree that the price protection provisions will expire 91 days following the closing of the proposed merger with Blockchain Global Ltd. The Company agreed to use the cash proceeds to pay liabilities and for general corporate purposes including working capital.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BTCS INC.

Dated: September 6, 2017	By:	/s/ Charles W. Allen
Charles W. Allen
Chief Executive Officer